UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2016, Resource America, Inc. (“Resource America”), the parent corporation of Resource Real Estate, Inc., the sponsor of Resource Real Estate Opportunity REIT, Inc. (the “Company”), announced that it had entered into a definitive agreement to be acquired by C-III Capital Partners LLC (“C-III”), a commercial real estate services company engaged in a broad range of activities, including primary and special loan servicing, loan origination, fund management, CDO management, principal investment, investment sales and multifamily property management. The proposed merger is expected to close late in the third quarter or early in the fourth quarter of 2016, and is subject to approval by Resource America stockholders, regulatory approvals and other customary closing conditions.

In connection with Resource America’s entry into the definitive agreement, on May 20, 2016, Jonathan Cohen notified the Company’s board of directors of his intention to resign as a director subject to and effective upon the closing of the proposed merger. Mr. Cohen’s resignation is not due to any disagreement with the Company, its advisor or any of their affiliates. Additionally, on May 21, 2016, the board of directors appointed Geoffrey H. Woodward to replace Mr. Cohen as a director, subject to and effective upon the closing of the proposed merger, substantially concurrent with Mr. Cohen’s resignation.

Geoffrey H. Woodward joined C-III in 2010 and is a Senior Managing Director, responsible for C-III’s Diversified Real Estate Services businesses, including: Real Capital Markets; NAI Global; U.S. Residential; The Planning & Zoning Resource Company; and Zodiac Title. Mr. Woodward also serves as: a Senior Managing Director of Island Capital Group LLC (since January 2016), which controls C-III; the Chairman of U.S. Residential; the Chairman of Real Capital Markets; the Chairman of NAI Global; and the Chairman of The Planning & Zoning Resource Company. Prior to joining C-III in 2010, Mr. Woodward was Vice President of Development for Gaylord Entertainment and ResortQuest International. Before joining Gaylord Entertainment, Mr. Woodward was an investment banker with Avondale Partners, Robertson Stephens and Morgan Stanley Dean Witter. Mr. Woodward earned a Bachelor of Arts in Economics from the University of Virginia in 1994 and an MBA from the Owen Graduate School of Management at Vanderbilt University in 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: May 25, 2016	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)